Post-Effective Amendment No. 1
Registration No. 333-43593

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933
____________________________

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	93-0572810 (I.R.S. Employer Identification No.)

150 N. Bartlett Street
Medford, Oregon 97501
(541) 776-6401

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________

Lithia Motors, Inc. 401(k) Plan
(formerly known as Lithia Motors, Inc. Salary Reduction Profit Sharing Plan)
(Full title of the plan)
______________________________

Steven J. Boender
Stoel Rives LLP
760 SW Ninth Avenue, Suite 3000
Portland, Oregon 97205
(503) 294-9292

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Commission File No. 333-43593) (the “Registration Statement”) filed with the Securities and Exchange Commission on December 31, 1997, relating to the Lithia Motors, Inc. Salary Reduction Profit Sharing Plan (the “Plan”), is being filed by Lithia Motors, Inc., an Oregon corporation (the “Company”), solely to reflect the change in the name of the Plan from “Lithia Motors, Inc. Salary Reduction Profit Sharing Plan” to “Lithia Motors, Inc. 401(k) Plan” which was amended and restated on February 11, 2019.

A total of 250,000 shares of the Company’s Class A Common Stock, without par value (the “Shares”), issuable pursuant to the Plan was registered pursuant to the Registration Statement. The filing fee with respect to the Shares has previously been paid in connection with the Registration Statement. No additional securities are being registered pursuant to this Post-Effective Amendment.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibit is filed as part of this Registration Statement.

24	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, the State of Oregon, on February 22, 2019.

LITHIA MOTORS, INC. (Registrant)
By:	/s/ Bryan B. DeBoer
	Name:	Bryan B. DeBoer
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated on February 22, 2019.

Each of the undersigned constitutes and appoints Bryan B. DeBoer, Christopher S. Holzshu and John F. North III his or her true and lawful attorney and agent to do all things and to execute in his or her name all instruments that the attorney and agent may deem necessary or advisable to enable Lithia Motors, Inc. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933 of the securities referenced in this Post-Effective Amendment No. 1, including specifically, but without limitation, power and authority to sign his or her name to any amendment hereto and to file such amendment with the Commission; and the undersigned ratifies and confirms all that his or her attorney and agent shall do or cause to be done by virtue of this authority.

Signature	Title
/s/ Bryan B. DeBoer Bryan B. DeBoer	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ John F. North III John F. North III	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)
/s/ Tina Miller Tina Miller	Tina Miller Corporate Controller (Principal Accounting Officer)
/s/ Sidney B. DeBoer Sidney B. DeBoer	Chairman of the Board
/s/ Thomas R. Becker Thomas R. Becker	Director
/s/ David J. Robino David J. Robino	Director
/s/ Susan O. Cain Susan O. Cain	Director
/s/ Kenneth E. Roberts Kenneth E. Roberts	Director
/s/ Louis P. Miramontes Louis P. Miramontes	Director

EXHIBIT INDEX

24	Power of Attorney (included on signature page).